EXHIBIT 10.1

Shaanxi East Mining Co.,Ltd Equity Transfer Agreement

Transferor: Shaanxi Changjiang Mining & New Energy Co.,Ltd

(Party A)

Transferee: Zhang Hong Jun (Party B)

This agreement is regarding the equity transfer issue of Shaanxi East Mining Co.,Ltd, which is signed in the office on Dec 25th, 2013.

After friendly consultations conducted in accordance with the principles of equality and mutual benefit, the parties have reached the following agreements:

Article I: Party A agrees to transfer its 30% equity (The amount of capital contribution: RMB 2,700,000 ) of Shaanxi East Mining Co., Ltd at the price of RMB 2,700,000 to Party B , and Party B agrees to buy the above equity at this price.

Article II: Party B agrees that it will pay RMB 2,700,000 equity transfer funds in the form of monetary funds to Party A in 15 days after both parties signed the agreement.

Article III: Part A guarantees that its transferred equity to Party B is owned legally by itself and has complete disposition right. The equity has not been conducted pledge registration, has not been frozen by judiciary, and has no equity dispute. Otherwise, all liability arising therefrom, shall be undertaken by Party A.

Article IV: After the equity transfer, the rights and obligations of Party A in Shaanxi East Mining Co.,Ltd should be transferred to Party B.

Article V: This agreement shall become effective after both parties signed and sealed.

Party A’s signature or seal	Party B’s signature or seal
Chen Wei Dong	Zhang Hong Jun
Dec 25, 2013